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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                       ----------------------------------

The Board of Directors
The DII Group, Inc.:

We consent to the incorporation by reference in registration statements Nos. 33-73556, 33-90572, 33-79940, 333-10999, 333-11001, 333-11005 and 333-11007 on
Form S-8 and No. 33-80175 on Form S-3 of The DII Group, Inc. of our reports dated January 28, 1997, relating to the consolidated balance sheet of The DII Group, Inc. and subsidiaries as of December 29, 1996, and the related consolidated statements of income, stockholders' equity and cash flows, for the 52 weeks ended December 29, 1996, and the year ended December 31, 1995, and related schedule, which reports appear in the 1997 annual report on Form 10-K of The DII Group, Inc.

                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Denver, Colorado
March 12, 1998